As filed with the Securities and Exchange Commission on June 13, 1997
                                             Registration No. 333-______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ---------------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ---------------------------------

                           Core Materials Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                                     31-1481870
-------------------------------                   -------------------
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                   Identification No.)

800 Manor Park Drive, P.O. Box 28183,
-------------------------------------
         Columbus, Ohio                                        43238-0183
-------------------------------------                          ----------
      (Address of Principal                                    (Zip Code)
        Executive Offices)

           Core Materials Corporation Long-Term Equity Incentive Plan
           ----------------------------------------------------------
                            (Full title of the plan)

Kevin Barnett                              Copy to:
c/o Core Materials Corporation             Philip C. Johnston, Esq.
800 Manor Park Drive                       Vorys, Sater, Seymour and Pease
P.O. Box 28183                             52 East Gay Street, P.O. Box 1008
Columbus, Ohio 43228-0183                  Columbus, Ohio 43216-1008
--------------------------
(Name and address of agent)

                                 (614) 870-5000
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                       ---------------------------------

                        CALCULATION OF REGISTRATION FEE

Title of                   Amount          Proposed maximum            Proposed maximum        Amount of
securities to              to be           offering price              aggregate offering      registration
be registered              registered      per share(1)                price(1)                fee
-----------------------------------------------------------------------------------------------------------
Shares of                  1,500,000        $2.75 for                  $4,296,280             $1,302.00
Common Stock,                               696,000 shares
par value                                   of Common Stock;
$.01 per share                              $2.81 for
("Common Stock")                            35,000 shares of
                                            Common Stock;
                                            $2.97 for
                                            769,000 shares
                                            of Common Stock

------------------
(1) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, and computed on the basis of: (a) $2.75 per share for 696,000 shares of Common Stock to be registered, which is the price at which options to purchase such shares of Common Stock may be exercised; (b) $2.81 for 35,000 shares of Common Stock to be registered, which is the price at which options to purchase such shares of Common Stock may be exercised; and (c) $2.97 for 769,000 shares of Common Stock which is the average of the high and low sales prices of the shares of Common Stock as reported on the American Stock Exchange on June 9, 1997.

                   Page 1 of 94; Index to Exhibits at Page 15

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

         The Annual Report on Form 10-K for the fiscal year ended December 31, 1996 of Core Materials Corporation (the "Registrant"), and all other reports filed with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since that date are hereby incorporated by reference.

         The description of the Registrant's shares of Common Stock contained in the Registrant's Registration Statement No. 333-15809 on Form S-4, as filed with the Commission on November 8, 1996, and all amendments thereto or reports filed for the purpose of updating such description heretofore filed by the Registrant with the Commission, are hereby incorporated by reference.

         Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act and all documents which may be filed with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the completion of the offering contemplated hereby, shall also be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing of such documents; provided, however, that no report of the Compensation Committee of the Board of Directors of the Registrant on executive compensation and no performance graph included in any Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference.

Item 4.  Description of Securities.
-----------------------------------

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

        Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the liability of its directors through a provision in its certificate of incorporation, and provides, in pertinent part, as follows:

         (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                     * * *

         (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:
         (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. . . .

        Article XI of the Certificate of Incorporation of the Company, as amended, limits the personal liability of the directors of the Company and provides as follows:

                SECTION 1.  Limitation of Directors' Liability.
                            -----------------------------------

                  A. No director of the corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent provided by applicable law, for liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the full extent permitted by the Delaware General Corporation Law as so amended from time to time.

                  B. Neither the amendment nor repeal of this Section 1, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Section 1, shall eliminate or reduce the effect of this Section 1, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

        Section 145 of the Delaware General Corporation Law governs indemnification by a Delaware corporation and provides as follows:

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections
         (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

                  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

        Article VIII of the By-laws of the Company governs indemnification by the Company and provides as follows:

                                 ARTICLE VIII.

                                INDEMNIFICATION

                  Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  Section 2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such suit or action was brought shall determine upon application that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  Section 3. The Corporation may, to the extent deemed advisable by the Board of Directors, indemnify any person who is or was an employee or agent (other than a director or officer) of the Corporation if such person would be entitled to such indemnity under the provisions of Section 1 or 2 if such person had been a director or office of the Corporation.

                  Section 4. To the extent that a person shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1, 2 or 3 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 5. Any indemnification under Sections 1, 2 and 3 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, member, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  Section 6. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  Section 7. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, member, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                  Section 8. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or of the General Corporation Law of the State of Delaware.

                  Section 10. For the purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation

         (including any constituent of a constituent) absorbed in a consolidation or merger and the Corporation which, if its separate existence had continued, would have had power and authority to (or in fact did) indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  Section 11. For purposes of this Article VIII, references to "other enterprises" shall include employee benefit plans, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants and beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article VIII.

                  Article 18 of the Company's Long-Term Equity Incentive Plan provides for indemnification by the Company, as follows:

                  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan. Such person shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                  The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacities.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

        Not Applicable.

Item 8.  Exhibits.
------------------

        See the Index to Exhibits attached hereto at page 15.

Item 9.  Undertakings.
----------------------

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 13th day of June, 1997.

                           Core Materials Corporation


                           By:/s/ KEVIN L. BARNETT
                              -------------------------------------------------
                              Kevin L. Barnett, Vice President, Chief Financial Officer, Secretary and Treasurer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the 13th day of June, 1997.

Signature                                              Capacities
---------                                              ----------
*/s/ KENNETH M. SCHMELL                                General Manager and
-----------------------                                Acting Chief Executive
Kenneth M. Schmell                                     Officer


*/s/ KEVIN L. BARNETT                                  Vice President,
----------------------                                 Chief Financial Officer,
Kevin L. Barnett                                       Secretary and Treasurer


*/s/ GERALD L. VOIROL                                  Controller and
----------------------                                 Assistant Secretary
Gerald L. Voirol


*/s/ RICHARD R. CONTE                                  Director
----------------------
Richard R. Conte


*/s/ RALPH O. HELLMOLD                                 Director
----------------------
Ralph O. Hellmold


*/s/ THOMAS M. HOUGH                                   Director
----------------------
Thomas M. Hough


*/s/ MALCOLM M. PRINE                                  Director
----------------------
Malcolm M. Prine

*/s/ THOMAS E. RIGSBY                                  Director
------------------------
Thomas E. Rigsby


*By:/s/ KEVIN L. BARNETT                               Attorney-in-Fact
    --------------------
    Kevin L. Barnett

                                       14

                               INDEX TO EXHIBITS
                               -----------------

Exhibit No.    Description                                       Page No.
-----------    -----------                                       --------
   4(a)        Certificate of Incorporation                      Pages 16 through 34
               of Core Materials
               Corporation as filed with
               the Secretary of State
               of Delaware on October 8, 1996

   4(b)        Certificate of Amendment of                       Pages 35 through 38
               Certificate of Incorporation
               of Core Materials Corporation as
               filed with the Secretary of State
               of Delaware on November 6, 1996

   4(c)        Certificate of Incorporation                      Pages 39 through 57
               of Core Materials Corporation,
               reflecting amendments through
               November 6, 1996 [for purposes of
               compliance with Securities and
               Exchange Commission filing
               requirements only]

   4(d)        By-Laws of Core Materials                        Incorporated by reference
               Corporation                                      to Exhibit 3-C
                                                                to Registrant's Registration Statement on
                                                                Form S-4 (filed November 8, 1996, SEC
                                                                Registration No. 333-15809)

   4(e)        Core Materials Corporation                       Pages 58 through 80
               Long-Term Equity Incentive Plan

   5           Opinion of Vorys, Sater, Seymour and Pease,      Pages 81 through 83
               Counsel to Registrant

  23(a)        Consent of Deloitte & Touche LLP, Independent    Pages 84 and 85
               Auditors to Registrant

  23(b)        Consent of Vorys, Sater, Seymour and Pease,      Filed as part of Exhibit 5 hereof
               Counsel to Registrant

  24           Powers of Attorney                               Pages 86 through 94

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